UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

Metacrine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39512	47-2297384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 600 San Diego, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2023, in connection with the approval by the board of directors (the “Board”) of Metacrine, Inc. (the “Company”) of the plan of liquidation and dissolution of the Company (the “Plan of Dissolution”), Michael York notified the Board that he will resign from his position as the Company’s President, Chief Executive Officer, Chief Business Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Treasurer, effective as of March 24, 2023 (the “Separation Date”).

On March 17, 2023, in connection with Mr. York’s resignation, the Company entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) with Mr. York, pursuant to which Mr. York will, upon the effectiveness of the Separation Agreement, be entitled to (i) a one-time severance payment in the amount of $700,000, less applicable taxes and withholdings; (ii) a cash payment of $43,431, which is equal to the amount of Mr. York’s COBRA premiums through March 31, 2024, subject to applicable tax withholdings; and (iii) the full acceleration of the vesting and exercisability of each outstanding unvested stock option and other stock award held by Mr. York as of the Separation Date, subject to Mr. York’s agreement to a general release of claims in favor of the Company and its affiliates and certain confidentiality, non-disparagement and nondisclosure obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metacrine, Inc.

Date: March 23, 2023	By:	/s/ Michael York
Michael York
President and Chief Executive Officer